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                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Transmeta Corporation for the registration of 6,804,307 and 1,360,861 shares of its common stock pertaining to the 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan, respectively, of our report dated January 13, 2003, except for Note 15, as to which the date is March 25, 2003, with respect to the consolidated financial statements of Transmeta Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


San Jose, California
March 25, 2003